PILGRIM'S PRIDE CORPORATION

     THIRD AMENDMENT TO AMENDED AND RESTATED SECURED CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois


U.S. Bancorp Ag Credit, Inc.
   (formerly known as FBS Ag Credit, Inc.)
Denver, Colorado


CoBank, ACB
Wichita, Kansas


SunTrust Bank, Atlanta
Atlanta, Georgia


Credit Agricole Indosuez, Chicago Branch (successor by
   merger to Caisse Nationale de Credit Agricole, Chicago Branch)
Chicago, Illinois



Ladies and Gentlemen:

     Reference is hereby made to that certain Amended and Restated Secured Credit Agreement dated as of August 11, 1997, as amended (the "CREDIT AGREEMENT") among the undersigned, Pilgrim's Pride Corporation, a Delaware corporation (the "COMPANY"), you (the "BANKS") and Harris Trust and Savings Bank, as agent for the Banks (the "AGENT"). All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

     The Company, the Agent and the Banks now wish to amend the Credit Agreement to extend the Termination Date of the Credit Agreement from May 31, 2001 to May 31, 2002, provide for the transfer of ownership of the stock of the Company from Mr. and Mrs. Lonnie A. "Bo" Pilgrim to Pilgrim Interests, Ltd., a Texas limited partnership (the "GUARANTOR"), to provide for the substitution of Mr. and Mrs. Lonnie A. "Bo" Pilgrim's Guaranty Agreement dated May 27, 1993 to the Banks with a guaranty from the Guarantor and to amend certain covenants contained in the Credit Agreement, all on the terms and conditions and in the manner set forth in this Amendment.

1.   AMENDMENTS.

     Upon satisfaction of all of the applicable conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended, effective as of the dates specified below, as follows:

   1.1. Effective as of April 1, 1999, Section 1.1(a) of the Credit Agreement shall be amended by replacing the date "May 31, 2001" appearing therein with the date "May 31, 2002".

   1.2. Effective as of April 1, 1999, Section 4 of the Credit Agreement shall be amended by adding thereto the following definitions:

           " "PPAHC" shall mean Pilgrim's Pride Affordable Housing Corp., a Nevada corporation."

   1.3. Effective as of the date (the "GUARANTY SUBSTITUTION DATE") on which all of the conditions precedent set forth in Section 2.2 of this Amendment are satisfied, Section 4 of the Credit Agreement shall be amended by adding thereto the following definitions:

          "`GUARANTOR' shall mean Pilgrim Interests, Ltd., a Texas limited partnership.

          "PARTNERSHIP GUARANTY" shall mean the Guaranty Agreement from the Guarantor to the Banks, as the same may be supplemented and amended from time to time."

   1.4. Effective as of the Guaranty Substitution Date, the definition of the term "Change in Control" contained in Section 4 of the Credit Agreement shall be amended to read as follows:

          "`CHANGE IN CONTROL' means (a) a sale of all or substantially all the assets of the Company to any Person or related group of Persons as an entirety or substantially as an entirety in one transaction or series of transactions, (b) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than 50% of the total voting power generally entitled to vote in the election of directors, managers or trustees of the Person surviving such merger or consolidation, (c) the Guarantor or the Pilgrim Family shall cease to own more than 50% of the total voting power generally entitled to vote in the election of directors, managers or trustees of the Company or more than 50% of all non-voting classes of Capital Stock of the Company, (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, or (e) the stockholders of the Company shall approve any plan for the liquidation or dissolution of the Company."

   1.5. Effective as of the Guaranty Substitution Date, the Credit Agreement shall be amended by adding the following provision thereto as
Section 5.19:

  "SECTION 5.19.  ORGANIZATION  AND  QUALIFICATION  OF  THE GUARANTOR.  The
     Guarantor is a limited partnership duly organized and existing and in good standing under the laws of the State of Texas, has full and adequate partnership power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualification except where the failure to be so licensed or qualified would not have a material adverse effect on the condition, financial or otherwise, of the Guarantor, has full right and authority to enter into the Partnership Guaranty, to guaranty the payment when due of the Company's indebtedness, obligations and liabilities to the Banks under the Loan Documents pursuant to the Partnership Guaranty and to perform each and all of the matters and things therein provided for; and the Partnership Guaranty does not, nor does the performance or observance by the Guarantor of any of the matters or things provided for in the Partnership Guaranty, contravene any provision of law or any provision of the Guarantor's certificate of limited partnership or its limited partnership agreement or any covenant, indenture or agreement of or affecting the Guarantor or its Properties."

   1.6. Effective as of April 1, 1999, Section 7.4(a) of the Credit Agreement shall be amended to read as follows:

         "(a) as soon as available, and in any event within 45 days after the close of each quarterly fiscal period of the Company a copy of the consolidated and consolidating balance sheet, statement of income and retained earnings, statement of cash flows, and the results of operations for each division of the Company, for such period of the Company and its Subsidiaries, together with all such information for the year to date, all in reasonable detail, prepared by the Company and certified on behalf of the Company by the Company's chief financial officer;".

   1.7. Effective as of April 1, 1999, Section 7.7 of the Credit Agreement shall be amended by adding the following phrase immediately before the period appearing at the end thereof:

          ", and (d) the guaranties and environmental indemnities described in Section 7.17(s) hereof."

   1.8. Effective as of April 1, 1999, Section 7.8 of the Credit Agreement shall be amended to read as follows:

          "SECTION 7.8. LEVERAGE  RATIO.   The  Company will not permit the
     ratio of its Leverage Ratio at any time during each period specified below to exceed the ratio specified below for such period:

               (a) from the last day of Fiscal Year 1998 through the next to last day of Fiscal Year 1999, 0.625 to 1; and

               (b) on the last day of Fiscal Year 1999 and thereafter, 0.60 to 1."

   1.9. Effective as of April 1, 1999, Section 7.14 of the Credit Agreement shall be amended to read as follows:

      "SECTION 7.14. Intentionally Omitted."

  1.10. Effective as of April 1, 1999, Section 7.16 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (o) thereof, by replacing the period at the end of subsection (p) thereof with the phrase "; and" and by adding the following provision thereto as subsection (q):

         "(q) liens and security interests granted by PPAHC on its real estate and all buildings and improvements thereon and all rents,
     issues  and  profits   thereof   securing  indebtedness  permitted  by
     Section 7.17(r) hereof."

  1.11. Effective as of April 1, 1999, Section 7.17 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (p) thereof, by replacing the period at the end of subsection (q) thereof with the phrase "; and" and by adding the following provisions thereto as subsections (r) and (s):

         "(r) indebtedness of PPAHC to Harris Trust and Savings Bank in an aggregate principal amount not to exceed $1,750,000 incurred to finance the construction by PPAHC of an apartment building in Camp
     County, Texas, and any indebtedness incurred to refinance such indebtedness; and

          (s) indebtedness of the Company under its guaranty of payment to Harris Trust and Savings Bank, and any refinancing lender or lenders, of PPAHC's indebtedness described in subsection (r) above and its environmental indemnity given to Harris Trust and Savings Bank, and any refinancing lender or lenders, in connection with PPAHC's indebtedness described in subsection (r) above."

  1.12. Effective as of April 1, 1999, Section 7.18 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (k) thereof, by replacing the period at the end of subsection (l) thereof with the phrase "; and" and by adding the following provision thereto as subsection (m):

         "(m) loans and advances to officers and employees of the Company and its Subsidiaries made in connection with such officer's and employee's for housing related expenses or loans associated with the procurement or sale of personal residences or necessary for the moving of key personnel, in an aggregate outstanding amount not to exceed $3,000,000 at any time."

  1.13. Effective as of April 1, 1999, Section 7.23 of the Credit Agreement shall be amended to read as follows:

  "SECTION  7.23.  CONDUCT  OF BUSINESS AND MAINTENANCE OF EXISTENCE.   The
     Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by it and, in the case of PPAHC, to engage in no business other than the construction, acquisition and renting, as landlord, an apartment building in Camp County, Texas, and the Company will, and will cause each Subsidiary to, preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business."

  1.14. Effective as of April 1, 1999, Section 7.29 of the Credit Agreement shall be amended to read as follows:

       "SECTION 7.29. NEW SUBSIDIARIES. The Company will not, directly or indirectly, create or acquire any Subsidiary except Funding Corp. and PPAHC unless (a) after giving effect to any such creation or acquisition, the total assets (determined in accordance with generally accepted accounting principles, consistently applied) of all such Subsidiaries would not exceed 5% of the Total Assets of the Company and its Subsidiaries, and (b) all Inventory and Receivables of such Subsidiaries are pledged to the Agent for the benefit of the Banks pursuant to a security agreement substantially identical to the Security Agreement."

  1.15. Effective as of the Guaranty Substitution Date, Section 7.30 of the Credit Agreement shall be amended to read as follows:

      "SECTION 7.30. GUARANTY FEES. The Company will not, and it will not permit any Subsidiary to, directly or indirectly, pay to the Guarantor or any other guarantor of any of the Company's indebtedness, obligations and liabilities, any fee or other compensation, but excluding salary, bonus and other compensation for services rendered as an employee (collectively the "GUARANTY FEES") in an aggregate amount in excess of $1,400,000 in any Fiscal Year of the Company. For purposes of this Section 7.30, any Guaranty Fees paid within 45 days after the last day of any Fiscal Year shall be deemed to have been paid during such Fiscal Year."

  1.16.  Effective  as  of the Guaranty Substitution Date, Sections 8.1(l),
(m) and (n) of the Credit Agreement shall be amended to read as follows:

         "(l) Any shares of the capital stock of the Company owned legally or beneficially by the Guarantor or Mr. and/or Mrs. Lonnie A. Pilgrim shall be pledged, assigned or otherwise encumbered for any reason, other than the pledge of up to 2,000,000 shares to secure personal obligations of Mr. and Mrs. Lonnie A. Pilgrim or such other personal obligations incurred by any Person so long as such obligations are not related to the financing of the Company of any of its Subsidiaries;

          (m) the Guarantor or Mr. and Mrs. Lonnie A. Pilgrim and their descendants and heirs shall for any reason cease to have legal and/or beneficial ownership of no less than 51% of the issued and outstanding shares of all classes of capital stock of the Company;

          (n) the Guarantor shall terminate, breach, repudiate or disavow the Partnership Guaranty or any part thereof, or any event specified in Sections 8.1(i) or (j) shall occur with regard to the Guarantor;".

2.   CONDITIONS PRECEDENT.

   2.1.  The effectiveness of Sections 1.1, 1.2, 1.6,  1.7, 1.8, 1.9, 1.10,
1.11, 1.12, 1.13 and 1.14 of this Amendment is subject to the satisfaction of all of the following conditions precedent:

    (a) The Company and each of the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts);

    (b) The Agent shall have received, in sufficient counterparts for distribution to the Banks:

          (i) copies (executed or certified as may be appropriate) of resolutions of the Company's board of directors authorizing the transactions contemplated by this Amendment and all other legal documents or proceedings, if any, taken in connection with the execution and delivery of this Amendment, and the other instruments and documents contemplated hereby; and

         (ii) the opinion of counsel to the Company substantially in the form of Exhibit C hereto and satisfactory to the Agent, the Banks and their respective counsel; and

    (c) The Agent shall have received for the ratable benefit of the Banks that execute this Amendment (the "APPROVING BANKS") an amendment fee in an amount equal to one-eighth of one percent (0.125%) of the maximum amount of the Revolving Credit Commitment of each of the Approving Banks;

    (d) Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct;

    (e) The Company shall be in full compliance with all of the terms and conditions of the Credit Agreement, except for its non-compliance with
Section 7.14 of the Credit Agreement as of April 3, 1999 (the " EXISTING DEFAULT") and no Event of Default or Potential Default, except the Existing Default, shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment; and

    (f) All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Banks.

   2.2. The effectiveness of Sections 1.3, 1.4, 1.5 and 1.15 of this Amendment is subject to the satisfaction of all of the following conditions precedent:

    (a) The Agent shall have received, in sufficient counterparts for distribution to the Banks:

          (i) a Guaranty Agreement in the form of Exhibit A hereto executed by all of the general partners in the Guarantor;

         (ii) copies, certified as true and complete by a general partner in the Guarantor, of the agreement of limited partnership of the Guarantor and all amendments thereto;

        (iii) a copy, certified by the Secretary of State of Texas as of a date no earlier than 30 days before the date of the Partnership Guaranty, of the Certificate of Limited Partnership of the Guarantor;

         (iv) the opinion of counsel to the Guarantor substantially in the form of Exhibit B hereto and satisfactory to the Agent, the Banks and their respective counsel; and

          (v) copies (executed or certified as may be appropriate) of resolutions of all legal documents or proceedings, if any, taken in connection with the execution and delivery of this Amendment, and the other instruments and documents contemplated hereby;

    (b) Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct;

    (c) The Company shall be in full compliance with all of the terms and conditions of the Credit Agreement, except for the Existing Default, and no Event of Default or Potential Default, except the Existing Default, shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment; and

    (d) All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Banks.

3.   REPRESENTATIONS AND WARRANTIES.

   3.1. The Company, by its execution of this Amendment, hereby represents and warrants the following:

          (a) each  of  the  representations  and  warranties  set forth in
     Section 5 of the Credit Agreement is true and correct as of the date hereof, except that the representations and warranties made under
     Section 5.3 shall be deemed to refer to the most recent annual report furnished to the Banks by the Company; and

          (b) the Company is in full compliance with all of the terms and conditions of the Credit Agreement, except for the Existing Default, and no Event of Default or Potential Default, except for the Existing Default, has occurred and is continuing thereunder.

4.   MISCELLANEOUS.

   4.1. The Company has heretofore executed and delivered to the Agent that certain Security Agreement Re: Accounts Receivable, Farm Products and Inventory dated as of May 27, 1993, as amended (the "SECURITY AGREEMENT") and the Company hereby agrees that the Security Agreement shall secure all of the Company's indebtedness, obligations and liabilities to the Agent and the Banks under the Credit Agreement as amended by this Amendment, that notwithstanding the execution and delivery of this Amendment, the Security Agreement shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Company thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

   4.2. Except as specifically amended herein the Credit Agreement and the Notes shall continue in full force and effect in accordance with their original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

   4.3. The Company agrees to pay all out-of-pocket costs and expenses incurred by the Agent and Banks in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the fees and expenses of Messrs. Chapman and Cutler.

   4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

   4.5. (A) THIS AMENDMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT PROVIDED IN
SECTION 4.5(b) HEREOF AND TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY OTHERWISE APPLY.

    (b) NOTWITHSTANDING ANYTHING IN SECTION 4.5(a) HEREOF TO THE CONTRARY, NOTHING IN THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS WHICH THE COMPANY, THE AGENT OR ANY OF THE BANKS MAY HAVE UNDER THE NATIONAL BANK ACT OR OTHER APPLICABLE FEDERAL LAW.

   4.6. Upon the Guaranty Substitution Date Mr. and Mrs. Lonnie A. "Bo" Pilgrim shall be released from their obligations under the Guaranty Agreement dated May 27, 1993, without any further action by the Agent, the Banks or any of them, and such Guaranty Agreement thereafter shall be of no force or effect.

Dated as of April 1, 1999.


                                 PILGRIM'S PRIDE CORPORATION


                                 By
                                   Its Chief Financial Officer

     Accepted and Agreed to as of the day and year last above written.

                                 HARRIS TRUST AND SAVINGS BANK individually
                                   and as Agent


                                 By
                                   Its Managing Director


                                 U.S. BANCORP AG CREDIT, INC.


                                 By
                                   Its

                                 COBANK, ACB


                                 By
                                   Its

                                 SUNTRUST BANK, ATLANTA


                                 By
                                   Its


                                 By
                                   Its


                                 CREDIT AGRICOLE INDOSUEZ, CHICAGO BRANCH


                                 By
                                   Its


                                 By
                                   Its

                                 EXHIBIT B

                  (To Be Retyped On Letterhead Of Counsel
                     And Dated As Of Date Of Closing)

                         __________________, 1999


Harris Trust and Savings Bank
Chicago, Illinois

U.S. Bancorp Ag Credit, Inc.
Denver, Colorado

CoBank, ACB
Wichita, Kansas

SunTrust Bank, Atlanta
Atlanta, Georgia

Credit Agricole Indosuez, Chicago Branch
(successor by  merger to Caisse Nationale de Credit
  Agricole, Chicago Branch)
Chicago, Illinois


Ladies and Gentlemen:

     We have served as counsel to Pilgrim Interests, Ltd., a Texas limited partnership (the "GUARANTOR") in connection with the Guarantor guaranteeing payment of the indebtedness of Pilgrim's Pride Corporation, a Texas corporation (the "BORROWER"), to you under the Amended and Restated Secured Credit agreement dated as of August 11, 1997, as amended (the "CREDIT AGREEMENT"). As such counsel, we have supervised the taking of the proceedings necessary to authorize the execution and delivery of, and have examined executed originals of, the Guaranty Agreement dated __________________, 1999 (the "GUARANTY") executed and delivered by the Guarantor to you. As counsel to the Guarantor, we are familiar with the certificate of limited partnership, limited partnership agreement and any other agreements under which the Guarantor is organized. We have also examined such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

     Based upon the foregoing and upon our examination of the certificate of limited partnership and limited partnership agreement of the Guarantor, we are of the opinion that:

     1. The Borrower is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Texas with full and adequate power and authority to carry on its business as now conducted and is duly licensed or qualified and in good standing in all jurisdictions wherein the conduct of its business or the assets and properties owned or leased by it require such licensing or qualification.

     2. The Guarantor has full right, power and authority to guarantee the payment of the Borrower's indebtedness to you, to execute and deliver the Guaranty executed by it and to observe and perform all the matters and things therein provided for. The execution and delivery of the Guaranty executed by the Guarantor does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of law or of the certificate of limited partnership or limited partnership agreement of the Guarantor (there being no other agreements under which the Guarantor is organized) or, to the best of our knowledge after due inquiry, of any covenant, indenture or agreement binding upon or affecting the Borrower or any of its properties or assets.

     3. The Guaranty executed by the Guarantor has been duly authorized by all necessary action, has been executed and delivered by the proper officers of the Guarantor and constitutes the valid and binding agreement of the Guarantor enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity.

     4. No order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal, is or will be required in connection with the lawful execution and delivery of the Guaranty or the observance and performance by the Guarantor of any of the terms thereof.

     5. To the best of our knowledge after due inquiry, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Guarantor or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of the Guarantor.


                                   Respectfully submitted,

                                 EXHIBIT C

                  (To Be Retyped On Letterhead Of Counsel
                     And Dated As Of Date Of Closing)



                             __________, 1999



Harris Trust and Savings Bank
Chicago, Illinois


U.S. Bancorp Ag Credit, Inc.
   (formerly known as FBS Ag Credit, Inc.)
Denver, Colorado


CoBank, ACB
Wichita, Kansas


SunTrust Bank, Atlanta
Atlanta, Georgia


Credit Agricole Indosuez, Chicago Branch (successor by
   merger to Caisse Nationale de Credit Agricole, Chicago Branch)
Chicago, Illinois




Ladies and Gentlemen:

     We have served as counsel to Pilgrim's Pride Corporation, a Delaware corporation (the "BORROWER"), in connection with the amendment and extension of the revolving credit facility being made available by you to the Borrower pursuant to the Amended and Restated Secured Credit Agreement dated as of August 11, 1997, as amended (the "CREDIT AGREEMENT"), among the Borrower and you. As such counsel, we have supervised the taking of the corporate proceedings necessary to authorize the execution and delivery of, and have examined executed originals of, the Third Amendment to Amended and Restated Secured Credit Agreement dated as of ___________________, 1999 (the "AMENDMENT") among the Borrower and you. As counsel to the Borrower, we are familiar with the articles of incorporation, charter, by-laws and any other agreements under which the Borrower is organized. We have also examined such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

     Based upon the foregoing and upon our examination of the articles of incorporation, charter and by-laws of the Borrower, we are of the opinion that:

     1. The Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full and adequate corporate power and authority to carry on its business as now conducted and is duly licensed or qualified and in good standing in all jurisdictions wherein the conduct of its business or the assets and properties owned or leased by it require such licensing or qualification.

     2. The Borrower has full right, power and authority to borrow from you, to mortgage, pledge, assign and otherwise encumber its assets and properties as collateral security for such borrowings, to execute and deliver the Amendment executed by it and to observe and perform all the matters and things therein provided for. The execution and delivery of the Amendment by the Borrower does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of law or of the respective articles of incorporation, charter or by-laws of the Borrower (there being no other agreements under which the Borrower is organized) or, to the best of our knowledge after due inquiry, of any covenant, indenture or agreement binding upon or affecting the Borrower or any of its properties or assets.

     3. The Amendment executed by the Borrower has been duly authorized by all necessary corporate action (no stockholder approval being required), has been executed and delivered by the proper officers of the Borrower and the Credit Agreement, as amended by the Amendment, constitutes a valid and binding agreement of the Borrower enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity.

     4. No order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal, is or will be required in connection with the lawful execution and delivery of the Amendment or the observance and performance by the Borrower of any of the terms of the Credit Agreement as amended by the Amendment.

     5. To the best of our knowledge after due inquiry, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Borrower or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of the Borrower or in the value of the collateral security for your loans and other credit accommodations to the Borrower.

     6. The rates of interest provided for under the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) and any other amounts payable thereunder that would constitute interest would not violate any usury law of the State of Texas should such laws apply to the Credit
Agreement, any of the Loan Documents or any of the indebtedness, obligations and liabilities of the Borrower thereunder.

     We are admitted to practice law only in the State of Texas and do not purport to be experts in or qualified to express legal conclusions with respect to the laws of any jurisdiction other than the State of Texas or of the United States of America, except the Business Corporation Act of the State of Delaware.
                                                       Respectfully submitted,